AMENDMENT NO. 1

TO

LONG-TERM INCENTIVE PROGRAM

PARTICIPANT GRANT AND AGREEMENT

FOR YEAR 2005

This Amendment No. 1 is made this 14th day of February, 2006 by and between Cleveland-Cliffs Inc (the “Company”) and      (the “Participant”):

WITNESSETH:

WHEREAS, on March 8, 2005, the Compensation and Organization Committee of the Board granted performance shares to the Participant under the Long-Term Incentive Program of the Company; and

WHEREAS, thereafter, the Company entered into a Participant Grant and Agreement (the “Agreement”) which incorrectly specified that the date of grant of the performance shares was March 9, 2005; and

WHEREAS, the Company and the Participant wish to correct the Agreement in order that it correctly reflect that the date of grant of the performance shares was March 8, 2005;

NOW, THEREFORE, in consideration of the foregoing, the Company and the Participant hereby amend the Agreement by substituting “March 8, 2005” for “March 9, 2005” wherever the latter term appears in the Agreement.

IN WITNESS WHEREOF, the Company and the Participant have executed this Amendment No. 1 as of the date and year first above written.

CLEVELAND-CLIFFS INC (the “Company”)

By

Randy L. Kummer

Senior Vice President-Human Resources

Participant